Exhibit 99.2

THE INTERPUBLIC GROUP OF COMPANIES, INC. 909 THIRD AVENUE NEW YORK, NY 10022 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IPG2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V61512-S08784 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE INTERPUBLIC GROUP OF COMPANIES, INC. The Board of Directors of The Interpublic Group of Companies, Inc. (“IPG”) recommends you vote FOR the following proposals (as listed in the For Against Abstain proxy statement). 1. IPG Merger Proposal. Proposal to adopt the Agreement and Plan of Merger, dated as of December 8, 2024 (as it may be amended from time to time, the “merger agreement”), by and among Omnicom Group Inc. (“Omnicom”), EXT Subsidiary Inc. (“Merger Sub”) and IPG, providing for, among other things, the acquisition of IPG by Omnicom pursuant to a merger between Merger Sub, a direct wholly owned subsidiary of Omnicom, and IPG, with each outstanding share of common stock of IPG being converted into the right to receive 0.344 shares of common stock of Omnicom, with cash paid in lieu of fractional shares, if applicable. 2. IPG Compensation Proposal. Proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to IPG’s named executive officers that is based on or otherwise relates to the merger; and 3. IPG Adjournment Proposal. Proposal to approve one or more adjournments of the Interpublic special meeting to a later date or time, if necessary or appropriate, to permit the solicitation of additional votes or proxies if there are not sufficient votes to approve proposal 1. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com. V61512-506784 THE INTERPUBLIC GROUP OF COMPANIES, INC. Special Meeting of Stockholders March 18, 2025 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Philippe Krakowsky, Ellen Johnson, Andrew Bonzani, and Robert Dobson, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of THE INTERPUBLIC GROUP OF COMPANIES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00a.m., on March 18, 2025, virtually at www.virtualshareholdermeeting.com/PG2025SM, and any adjournment or postponement thereof. If you are a participant in The Interpublic Group of Companies, Inc. Savings Plan (the “IPG Savings Plan”), this card also constitutes voting instructions by the undersigned to Empower Trust Company, LLC, the trustee of the trust maintained under the IPG Savings Plan (the “Trustee”), for all shares held of record by the Trustee as to which the undersigned is entitled to direct the voting. Any shares for which voting instructions are not timely received, will not be voted by the Trustee. The Trustee will vote any unallocated shares held under the IPG Savings Plan in the same proportion as it votes shares for which timely instructions are received. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued and to be signed on the reverse side